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                                                                    EXHIBIT 23.3

                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 1, 1997, included in Interiors, Inc.'s Form 8-K, as filed with the Commission on March 25, 1998 and as amended by Interiors, Inc.'s Current Report on Form 8-K/A on May 26, 1998, and to all references to our Firm included in this amendment number one to registration statement on Form S-3 registering 4,654,645 shares of Class A Common Stock.


                                          /s/ Thomashow, Brown & Paialli LLP

                                          THOMASHOW, BROWN & PAIALII LLP

Los Angeles, California

June 26, 1998